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                                                                    EXHIBIT 10.1

                              MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 11th day of December, 1998 AMONG:

                  RODERICK J. MACKENZIE, an individual residing in the City of Calgary, in the Province of Alberta, Canada

                        (hereinafter called "MacKenzie")
                                                               OF THE FIRST PART
                                     - AND -

                  GLOBAL HYDROCARBON CORPORATION LTD., a body corporate incorporated under the laws of the Province of Alberta, with head office in the City of Calgary, Province of Alberta, Canada

                       (hereinafter called the "Manager")

                                                              OF THE SECOND PART
                                     - AND -

                  SULPHUR CORPORATION OF CANADA LTD., a body corporate incorporated under the laws of the Province of Alberta, with head office in the City of Calgary, Province of Alberta, Canada

                     (hereinafter called the "Corporation")

                                                               OF THE THIRD PART
                                     - AND -

                  INTERNATIONAL HYDRO CARBON GROUP, INC, a body corporate incorporated under the laws of the State of COLORADO, United States of America.

                        (hereinafter called "IHC Group")

                                                              OF THE FOURTH PART
                                     - AND -

                  SULPORT SERVICES INTERNATIONAL, INC, a body corporate incorporated federally in Canada and registered in British Columbia, Canada.

                         (hereinafter called the "SSI")
                                                               OF THE FIFTH PART
WITNESSES THAT:

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                  WHEREAS the Corporation is engaged in the business of
                  world-wide marketing and distribution of sulphur;

                  AND WHEREAS the Corporation wishes to retain the services of the Manager to manage its business affairs and the Manager wishes to provide such services upon the terms and conditions hereinafter set forth;

                  AND WHEREAS MacKenzie is a director, officer and controlling shareholder of the Manager;

                  AND WHEREAS IHC Group is the sole shareholder of the Corporation;

                  AND WHEREAS IHC Group has agreed to guarantee the due and timely performance of the obligations of the Corporation hereunder;

                  AND WHEREAS this Agreement supercedes and replaces the Management Agreement among the parties dated May 1, 1998.

                  IN CONSIDERATION of the premises and the mutual covenants and agreements of the Parties hereinafter set forth, the Parties covenant and agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      Definitions

         In this Agreement, in addition to any terms defined parenthetically herein, the following terms shall have the following meanings:

         (a)      "Affiliate" of the Corporation means:

                  (i) a body corporate which is a subsidiary of the Corporation;

                  (ii) a body corporate of which the Corporation is a subsidiary; or

                  (iii) a body corporate which is controlled by the same person as the Corporation, and for the purposes of the foregoing, a body corporate is controlled by a person if:

                           (A) securities of the body corporate to
                               which are attached more than 50% of the
                               votes that may be cast to elect directors of the body corporate are held, other than by way of security only, by or for the benefit of that person; and

                           (B) the votes that attach to those securities
                               are sufficient, if exercised, to elect a majority of the directors of the body corporate.

                  (iv) a body corporate is a subsidiary of another body corporate if it is controlled by that other body corporate.

         (b) "Bonus" means the bonus payable to the Manager subject to and in accordance with the terms and conditions set forth in
                  Article III.

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         (c)      "Consumer Price Index" means the all-items Consumer Price
                  Index as determined by Statistics Canada for the City of Calgary from time to time.

         (d) "Management Services" means the management, supervision and direction of the business of the Organizations in the broadest sense, including without limitation the following services:

                  (i) negotiating, arranging, supervising or acting as a broker or agent in connection with the purchase, sale, processing, tolling, trading, or swapping of sulphur or sulphur services by or on behalf of any of the Organizations;

                  (ii) assistance in the development of business plans and corporate strategies and policies;

                  (iii) assistance in the economic evaluation of business and investment opportunities;

                  (iv) providing advice on corporate financing and financial management;

                  (v) the preparation, prior to the commencement of each calendar year, of a detailed budget and pro forma financial statements for the Corporation for the ensuing calendar year for approval by the Board of Directors of the Corporation;

                  (vi) the preparation and maintenance, in accordance with United States generally accepted accounting principles, of full books of account which contain accurate and complete records of all income, expenses, assets, liabilities and transactions of the Corporation;

                   (vii) the design and implementation of effective management reporting and control systems; and

                   (viii) the management of the day-to-day operations of the business affairs of the Organizations.

         (e) "Organizations" means any one or more of the following, namely the Corporation, or any other person to whom the Corporation from time to time instructs the Manager to provide its services hereunder.

         (f)      "Party" means a person who is a party to this Agreement.

         (g) "Person" includes a natural person, a corporation, a partnership, a limited partnership, or an unincorporated organization.

         (h) "Term" means the term of this Agreement, as defined in paragraph 2.2.

         (i) "Termination Date" means the date of the termination of this Agreement.

         (j)      "Tonne" means a metric ton comprised of 1000 kilograms.

         (k)      "Port Agreement" means:

                  (i) Any written agreement among the Corporation, Prince Rupert Port Corporation and Ridley Terminals Inc., relating to commodity processing at the Prince Rupert site, beginning at the time of execution of such document(s), as amended or supplemented from time to time, together with any renewals or extensions thereof.
1.2      Interpretation

         For the purposes of this Agreement, except as expressly provided or unless the context otherwise requires:

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     (a)  "this Agreement" means this Management Agreement as it may from time to time be supplemented, amended, extended or renewed by one or more agreements entered into pursuant to applicable provisions hereof;

     (b) the headings used throughout this Agreement are solely for the convenience of the Parties and are not to be used as an aid in the interpretation of this agreement;

     (c) the terms "Article", "paragraph" or "subparagraph" followed by a number or letter or both means or refers to the specified Article, paragraph or subparagraph of this Agreement, and "hereto", "hereunder", "hereof", and "herein" and similar expressions refer to this Agreement and not to any particular Article, paragraph or subparagraph;

     (d) all accounting terms shall have the meanings assigned to them in accordance with United States generally accepted accounting principles;

     (e) all references contained herein to financial statements shall mean audited financial statements which have been examined by a duly qualified firm of Certified Public Accountants;

     (f) all references to currency herein are deemed to mean United States currency;

     (g) any words or expressions contained in this Agreement which impart the singular number include the plural number and vice versa; and

     (h) any words or expressions contained in this Agreement which impart any gender include all genders.

1.3      Proper Law and Consent to Jurisdiction

         This Agreement and all matters arising hereunder shall be governed by and construed and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the Parties hereby submits exclusively to the jurisdiction of the courts of the Province of Alberta for the interpretation and enforcement of this Agreement.

                                   ARTICLE II
                             APPOINTMENT OF MANAGER

2.1      Agreement to Appoint Manager

         The Corporation hereby appoints the Manager to provide the Management Services to the Corporation and, if and when requested by the Corporation, to one or more of the Organizations upon the following terms and conditions, which the Manager hereby accepts.

2.2      Term of Appointment

         Subject to earlier termination as hereinafter provided, the appointment of the Manager hereunder shall be for a term which commences on the date hereof, and which continues for a period of not less than ten (10) years, or for the duration of the Port Agreement, as may be extended, whichever is longer (hereinafter called the "Term").

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2.3      Duties of the Manager

As required by the Corporation, the Manager shall provide the Management Services to the Corporation and, if any when requested by the Corporation, to one or more of the Organizations, and in connection therewith the Manager shall:

     (a) carry out all such lawful instructions as it may receive from the Corporation from time to time;

     (b)  retain the full-time services of MacKenzie; and

     (c) employ or retain the services of such other persons, with the prior approval of the Corporation, which shall not be unreasonably withheld, as may be reasonably required to perform its obligations hereunder.

2.4      Management Fee and Other Amounts Payable

         For all Management Services provided by the Manager pursuant to this Agreement, the Corporation agrees to pay to the Manager the following:

     (a) a management fee (hereinafter called the "Management Fee") of One Hundred and Twenty Thousand Dollars ($120,000) per calendar year, the amount of such Management Fee to increase in each successive calendar year commencing in 1999 by a percentage equal to the percentage increase in the Consumer Price Index for the twelve month period ending immediately prior to the start of the next calendar year of the Term, to be paid in twenty-four (24) equal installments on the 15th and 30th day of each and every calendar month of each year;

     (b) an amount equal to the amount payable by the Manager to its employees or contractors, excluding MacKenzie, whose services are devoted to the performance of the Manager's duties and obligations under this Agreement, for wages and salaries;

     (c) an amount equal to the amount paid by the Manager to provide all of its employees, including MacKenzie, whose services are devoted to the performance of the Manager's and obligations under this Agreement with:

(i) Alberta Health Care Insurance Plan coverage and Alberta Blue Cross coverage in amounts set forth in Schedule "A" attached hereto; and

(ii) life insurance coverage and disability coverage in the amounts set forth in Schedule "A" attached hereto;

     (d) an amount equal to the amount paid by the Manager in respect of the initiation fees and annual dues to maintain the Manager's or MacKenzie's membership in those associations, groups and clubs identified in Schedule "A" attached hereto, and any other association, group or club that the Manager and the Corporation may agree is or might be of benefit to the Organizations in the conduct of promotion of their business affairs; and

     (e) an amount equal to the lease installments payable by the Manager in respect of one automobile which is to be leased by the Manager and made available to MacKenzie for his use, plus all expenses relating to such automobile.

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         The amounts described in subparagraphs 2.4(b) to (e) inclusive shall be estimated by the Manager for the purpose of preparing, and shall be included in, the Corporation's annual budget, and shall be paid by the Corporation to the Manager upon receipt of invoice.

2.5      Authority

         The Manager shall have the authority to make the usual contracts necessary for managing the business affairs of the Organizations in the ordinary course, including the hiring and firing of all staff required, and including authority to order goods and services required for such business affairs, provided that no contract or investment shall be made by the Manager which might involve an expenditure exceeding Twenty Thousand Dollars ($20,000) without first obtaining the consent of the Board of Directors of the Corporation (except that where (i) the directors of an Organization have passed a resolution which authorizes the Manager to enter into contracts or make investments or execute instruments which might involve an expenditure exceeding Twenty Thousand Dollars ($20,000) without first requiring the Organization's consent, or (ii) such expenditure has been incurred pursuant to a budget previously approved by the Corporation, or (iii) such expenditure has been approved by the Corporation, the foregoing limitation on the Manager's authority shall not apply).

2.6      Commitment to Duties by MacKenzie

         MacKenzie hereby agrees that during the Term he shall devote his full professional and business time and attention to ensure that the Manager:

     (a)  performs its obligations hereunder in a due and timely manner;

     (b) acts at all times as a fiduciary of the Organizations and exercises the powers and discharge the duties imposed upon it or undertaken by it honestly, in good faith and in the best interests of the Organizations; and

     (c) uses its best efforts to promote the goodwill and interests of the Organizations;

and in connection therewith MacKenzie shall exercise the degree of care, skill and diligence that a reasonably prudent person with comparable knowledge, skills and experience would exercise in comparable circumstances.

         MacKenzie hereby consents to his appointment as President and a director of the Corporation, and agrees to serve as a director and an officer of each of the Organizations, if and when requested to do so, and agrees to serve as a director and/or officer of the Corporation and any of the Organizations without compensation for the Term of this Agreement.

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2.7      Confidentiality

         During the Term and thereafter, neither the Manager nor MacKenzie shall disclose or use for its or his own purposes any private or confidential information possessed by or relating to the affairs of the Organizations, except as directed by the Corporation or as required by law.

2.8      Travel Expenses

         The Manager shall be promptly reimbursed for all reasonable and necessary travelling and other expenses actually and properly incurred by it in connection with its duties hereunder and for all such expenses the Manager shall furnish statements and vouchers to the Corporation.

2.9      Liability of The Manager and the Manager's Representatives

         Neither the Manager nor any of its directors, officers, agents, employees or other representatives (hereinafter referred to collectively as "the Manager's Representatives") shall be liable to the Corporation or any of the Organizations for any mistake or error in judgment, for any act or omission believed in good faith to be within the scope of authority conferred on it or them by this Agreement, or for any loss or damage incurred by the Corporation or any of the Organizations relative to any Management Services provided pursuant to this Agreement. Without limiting the generality of the foregoing, neither the Manager nor the Managers Representatives shall be liable for any loss or liability arising out of or resulting from:

     (a) force majeure, which shall, without restricting the meaning ordinarily ascribed thereto, include acts of God or the Queen's enemies, riots, civil commotion, public disturbances, labour or industrial disputes, strikes, lockouts, defects of material, government laws, rules or regulations, intervention of governmental authorities and any other causes, whether similar or dissimilar to those enumerated in this subparagraph, over which the Manager shall have no reasonable control;

     (b) loss or destruction of any Organization's assets from fire, explosion or any hazard, in excess of proceeds of insurance in force and effect at the time of loss;

     (c) loss or destruction of any Organization's assets from uninsurable hazards;

     (d)  accounting, secretarial or clerical errors of any type; and

     (e) failure to attain any specific financial objectives, written or unwritten, during the Term;

provided, however, that the Manager shall be liable for any loss or damage to the Corporation or any of the Organizations which result from the Manager's breach of any of its fiduciary duties to the Corporation or any of the Organizations, or when any loss or damage is caused by the Manager's or the Manager's Representatives' gross negligence, recklessness or willful misconduct, but no act or omission of the Manager or the Manager's Representatives shall of itself be deemed gross negligence, recklessness or willful misconduct if it is done or omitted with the concurrence of the Corporation or any of the Organizations.

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2.10      Indemnity of the Manager and the Manager's Representatives

         The Corporation shall indemnify the Manager and the Manager's Representatives against all costs, charges and expenses including any amount paid to settle an action or satisfy a judgment, reasonably incurred by any of them in respect of any civil, criminal or administrative action or proceeding to which any of them is made a party by reason of any of the Manager's Representatives being or having been a director or officer of any of the Organizations, if:

     (a) the Manager's Representative acted honestly and in good faith with a view to the best interests of the Organization; and further

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

                                   ARTICLE III
                                BONUS PROVISIONS

3.1      Entitlement to Bonus

         Subject to paragraph 3.2, the Manager shall, in respect of each calendar year of the Term, in addition to the Management Fee and other amounts referred to in paragraph 2.4, be entitled to receive a Bonus equal to $0.50 for each Tonne of sulphur processed through the proposed sulphur facility at the Ridley Island Terminal to be owned and operated by SSI, the subsidiary of IHC Group, exceeding Four Hundred Thousand (400,000) Tonnes, which processing is verified by SSI as directly attributable to Management Services provided to the Corporation or SSI.

         Any bonus payable to the Manager hereunder in respect of any calendar year shall be paid to the Manager monthly, pro rata, over a six (6) month period beginning thirty (30) days following the date on which the Manager delivers to the Corporation a statement setting forth the amount of the bonus payable, together with a calculation thereof and all relevant documentation in support thereof, which shall be based upon the final audited financial statements of the Corporation for the relevant calendar year which shall be based upon.

3.2 Notwithstanding paragraph 3.1, the Bonus payable to the Manager in respect of any calendar year of the Term shall not exceed one-half the net profits of the Corporation (as determined pursuant to paragraph 3.3) for such calendar year.

3.3 For the purposes of paragraph 3.2 the net profits of the Corporation for any calendar year of the Term shall be the amount, if any, before tax, by which the gross revenue of the Corporation for such calendar year exceeds all expenses of the Corporation (including depreciation) for such calendar year.

3.4      Termination of Agreement Prior to End of Calendar Year

         If this Agreement is terminated effective on any date other than December 31 of any calendar year then for the purpose of calculating the Bonus payable to the Manager for the calendar year in which such termination occurs, the Bonus threshold of 400,000 Tonnes per calendar year referred to in paragraph
3.1 shall be reduced by a fraction, the numerator of which

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shall be the number of days remaining in such calendar year following the
Termination Date, and the denominator of which shall be the number of days in such calendar year.

                                   ARTICLE IV
                                 NON COMPETITION

4.1      Agreement Not to Compete

         The Manager and MacKenzie covenant and agree that during the Term neither they nor any of their affiliates shall engage in or undertake, directly or indirectly as a shareholder, director, officer, employee, consultant or otherwise, any business or occupation either related to the sulphur industry (except as provided herein) or which would adversely affect or detract from their respective abilities to perform their full-time duties and obligations hereunder. Notwithstanding the foregoing, the Manager and MacKenzie and their affiliates shall be entitled to make investments of a passive nature in businesses unrelated to the sulphur industry and to hold not more than five percent (5%) of the outstanding shares of any publicly-traded company which is not primarily engaged in the sulphur industry.

                                    ARTICLE V
                            TERMINATION OF AGREEMENT

5.1      Events of Termination

         Notwithstanding the provisions of paragraph 2.2, this Agreement shall terminate:

          (a)  at the option of the Corporation:

               (i)   thirty (30) days after the death of MacKenzie; or

               (ii) ninety (90) days from the date that MacKenzie becomes physically or mentally incapable of substantially providing the services required of him hereunder; or

               (iii) immediately upon MacKenzie ceasing to own at least a majority of the issued and outstanding voting shares of the Manager; or

          (b) immediately in the event that the Manager is discharged for cause by the Corporation; or

          (c) immediately in the event that the Manager is discharged without cause by the Corporation; or

          (d)  at the option of the Manager:

               (i) immediately if the Corporation is in default in the payment, in whole or in part, of any undisputed amounts payable to the Manager hereunder, and such default is not rectified within thirty (30) days after receipt by the Corporation and IHC Group of notice thereof from the Manager (unless any such default is the result of (x) an accounting error or (y) was based on a good-faith belief by the Corporation that the correct amount was paid of (z) there is a good-faith disagreement among the Parties concerning the amount that may be due); or

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               (ii) immediately if any resolution is passed or any proceeding is commenced with respect to the liquidation, dissolution or winding-up of the Corporation; or

               (iii) immediately if any bankruptcy, insolvency, or creditors'
                    arrangement proceedings are commenced by the Corporation or the Corporation is adjudged to be bankrupt by a court of competent jurisdiction; or

               (iv) immediately if any creditor shall seize all or substantially all of the assets or shares of the Corporation, or a receiver, manager or trustee of the assets of the Corporation shall be appointed; or

               (v) immediately if the Corporation ceases, or substantially curtails, its business operations in Canada; or

               (vi) immediately if the Corporation enters into an agreement for the sale of all or substantially all of its assets in Canada other than to an Affiliate of the Corporation; or

               (vii) immediately if control of a majority of the outstanding voting shares of the Corporation is transferred to any other person other than an Affiliate of the Corporation; or

          (f)  immediately upon termination of the Port Agreement; or

          (g) at the option of the Manager upon six (6) months' notice for any reason other than the reasons set forth in subparagraphs 5.1(d)(i) to(vii) inclusive.

Each of the grounds for termination as set forth in subparagraphs 5.1(a) to (g) inclusive shall be mutually exclusive of each other, so that if this Agreement is terminated it shall be terminated upon only one, but not more than one, of such grounds.

5.2 Payments Upon Termination Pursuant to Subparagraph 5.l(a), 5.1(c), 5.1(d)(i) to (vii) inclusive, 5.1(f) or 5.1(g)

         If this Agreement is terminated at any time pursuant to any of the events described in any of subparagraphs 5.1(a), 5.1(c), 5.1(d)(i) to (vii) inclusive, 5.1(f) or 5.1(g), then the following amounts shall be payable to the Manager within sixty (60) days of the Termination Date:

          (a) all accrued but unpaid Management Fees and other amounts described in paragraph 2.4 to the Termination Date; plus

          (b) all accrued but unpaid Bonuses owing in respect of any prior calendar years; plus

          (c) any accrued but unpaid Bonus in respect of the then current calendar year, calculated in the manner set forth in Article III from the first day of the then current calendar year to the Termination Date.

5.3      Termination Pursuant to Subparagraph 5.1(b)

         If this Agreement is terminated at any time by the Corporation for cause pursuant to subparagraph 5.1(b), then the Corporation shall have the right to withhold any amounts that would otherwise be payable to the Manager in accordance with paragraph 5.2 as a set-off against any damages the Corporation has or may sustain as a result of the Manager's offenses.

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                                   ARTICLE VI
                             COVENANTS OF IHC GROUP

6.1      Covenant to Guarantee

         IHC Group hereby unconditionally guarantees the due and timely performance by the Corporation of all of its obligations hereunder, and covenants and agrees that the Manager shall not be bound to exhaust its recourse against the Corporation or any other person before being entitled to require IHC Group to honor its guarantee contained in this paragraph 6.1.

                                   ARTICLE VII
                 TRANSFER OF ASSETS OR SHARES OF THE CORPORATION

7.1      Transfer to an Affiliate

         Either the Corporation or IHC Group (or any of their successors or permitted assigns) may at any time sell, transfer, or otherwise dispose of any portion of the right, title and interest in and to the Port Agreement, or a majority of the shares of the Corporation owned by it to any Affiliate. The Manager and MacKenzie hereby consent to any such "Affiliate-related" transactions by the Corporation or IHC Group, provided that such Affiliate undertakes and agrees in writing with the other Parties to this Agreement to be governed and bound by its terms in the same manner and to the same extent as the transferor.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Books and Records

         All books of account and all papers, records or documents of the Corporation, and all contracts to which the Corporation is a party shall, at all reasonable times, be open to inspection and examination by the Manager and its authorized representatives, with full power to make copies of any extracts from the whole or any part thereof; and all books of account and all papers, records or documents of the Manager, and all contracts to which the Manager is a party shall, at all reasonable times, be open to inspection and examination by the Corporation, IHC Group or their respective authorized representatives, with full power to make copies of any extracts from the whole or any part thereof.

8.2      Further Assurances

         Each of the Parties shall from time to time and at all times hereafter, without further consideration, do and perform all such further acts and things, and execute and deliver all such further agreements, assurances, deeds, documents and instruments as may be reasonably necessary to carry out the intent and purpose of this Agreement.

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8.3      Notices

         All notices or other communications required or permitted to be given hereunder shall be in writing and shall be sufficiently given only if delivered by hand or by prepaid courier service to the parties hereto at the following addresses:

         (a)      in the case of MacKenzie or the Manager:

                  Suite 620 Alberta Stock Exchange Tower
                  300 Fifth Avenue S.W.
                  Calgary, Alberta
                  T2P 3C4

         (b)      in the case of the Corporation, IHC Group or SSI:

                  c/o International Hydro Carbon Group, Inc.
                  Unit 1
                  20085 100A Street
                  Langley, BC
                  J1M 3G4

and any such notice or other communications so delivered shall be hand delivered and deemed to be received on the first business day following the date of delivery. Any Party may change his or its address for service by giving written notice thereof to the other Parties in accordance with this paragraph.

8.4      Entire Agreement

         This Agreement constitutes the entire agreement among the Parties with respect to the matters referred to herein, and supercedes the Management Agreement among the Parties dated May 1, 1998, and all other prior agreements, representations or warranties whatsoever with respect to such matters, whether oral or in writing, if any. There shall not be any oral statements, representations, warranties undertakings or agreements among the Parties with respect to the subject matter of this Agreement.

8.5      Amendments in Writing

         This Agreement may not be amended or modified in any respect except by written instruments signed by the Parties.

8.6      Severability

         Should any provision of this Agreement, in whole or in part, be or become invalid, illegal or not capable of performance, the validity or legality of the remaining provisions of this Agreement shall not thereby be affected; or should this Agreement fail to provide for any relevant matter, the validity or legality of this Agreement shall not thereby be affected; and in

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any such case in lieu of the invalid, illegal or inoperative provision or the missing provision, this Agreement shall be applied or interpreted in a reasonable manner which so far as is legally permissible comes as close as possible to the application that the Parties intended or would have intended according to the sense and purpose of this Agreement had they considered the matter or known of the invalidity, illegality or inoperativeness at the time of the execution of this Agreement.

8.7      No Merger

         The Parties agree that any rights and obligations contained herein shall not merge upon the termination of this Agreement, and that all such rights and obligations shall survive the termination of this Agreement until they have been satisfied or discharged.

8.8      Assignment and Enurement

         (a) Except as provided in paragraph 7.1 hereof, no Party shall assign or transfer any of his or its rights or obligations hereunder to any other person without the prior written consent of the other Parties.

         (b) Except as provided in subparagraph 8.8(a) hereof, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, permitted successors and permitted assigns.

8.9      Independent Contractor

         It is understood and agreed among the Parties that the Manager for the purposes of this Agreement is an independent contractor, and the obligations of the Manager hereunder shall not be construed by implication or otherwise as a contract of employment or agency by the Corporation, and MacKenzie shall not be deemed to be an employee of the Corporation by virtue of this Agreement, except to the extent that MacKenzie may, by operation of law, be deemed to be an employee of any Organization by virtue of his status as an officer of any Organization. The Parties also expressly disclaim any intention to create a partnership among any of themselves, and nothing contained in this Agreement shall constitute any Parties hereto as partners with one another.

8.10     No Deemed Consent or Waiver

         No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance of any obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligation of such Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of his or its rights hereunder.

8.11     Arbitration

         All disputes or disagreements regarding any matter referred to or provided for herein shall be referred to the arbitration of a single duly qualified professional arbitrator, if the Parties agree upon one, otherwise to three duly qualified professional arbitrator, one to be appointed by the Manager, one to be appointed by the Corporation, and the third to be chosen by the first two named professional arbitrators before they enter upon the business of arbitration. The award and determination of such arbitrator or arbitrators, or any two of such three arbitrators, shall be binding upon the Parties and their respective heirs, executors, administrators, permitted successors and permitted assigns. All costs of such arbitration shall be paid in the manner determined by the arbitrator(s).

8.12     Taxes and Remittances

         The Manager shall be solely responsible for:

         (a) the payments, as and when the same are due and payable, of any all income taxes or assessments exigible, payable or imposed at any time and from time to time as a result of or in respect of this Agreement or the Management Fee, the Bonus or any other amounts payable to the Manager hereunder; and

          (b) the payments required under any applicable foreign, Canadian federal or provincial legislation or regulations, for the withholding of amounts from employees and the remittance of all such amounts withheld to the appropriate authorities within the prescribed times, and the Manager and MacKenzie shall and do hereby indemnify and save harmless the Corporation and IHC Group and their respective directors and officers from and against any and all liabilities, claims, expenses, costs or damages (collectively, the "Claims") incurred by or asserted against the Corporation or IHC Group and respective directors and in respect of the same. Without limiting the generality of the foregoing, the Corporation and IHC Group may set-off the amount of any such Claims against any amounts whatsoever owing or payable by the Corporation or IHC Group to the Manager, including without limitation any amount referred to in paragraphs 2.4 and 3.1.

         In the event that at any time hereafter any new form of tax or assessment becomes exigible, payable or imposed in respect of this Agreement or the Management Fee, the Bonus or any other amounts payable to the Manager hereunder, the Parties shall use their best efforts to agree on how the burden of such tax shall be shared among themselves, and in the event that the Parties are unable to agree on how such tax is to be shared, then the burden of such tax, net of any corresponding tax credit, shall be shared equally by the Manager and the Corporation.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the 11th day of December, 1998.



                                                 /s/ Roderick J. MacKenzie
                                            -----------------------------------
                                            RODERICK J. MACKENZIE, individually


                                            GLOBAL HYDRO CARBON
                                            CORPORATION LTD.


                                            Per:  /s/ Roderick J. MacKenzie
                                                  -----------------------------


                                            INTERNATIONAL HYDRO CARBON
                                            GROUP, INC.


                                            Per: /s/ James Yamada
                                                 ------------------------------


                                            SULPHUR CORPORATION OF CANADA, LTD.


                                            Per:  /s/ James Yamada
                                                  -----------------------------


                                            SULPORT SERVICES INTERNATIONAL, INC.


                                            Per:  /s/ James Yamada
                                                  -----------------------------

                                   SCHEDULE A


         1.       Willow Park Golf & Country Club

         2.       Calgary Petroleum Club

         3.       Alberta Sulphur Research Institute

         4.       The Sulphur Institute

         5.       The Fertilizer Institute

         6.       Alberta Health Care

         7.       Blue Cross Insurance

         8.       Vehicle plus operating expenses

         9.       Life Insurance $500,000 Term Life

         10.      Income Replacement policy for disability $500/month

                             AFFIDAVIT OF EXECUTION


         CANADA            )
 PROVINCE OF ALBERTA       )
         TO WIT:           )


I, W.E. Brower of the City of Calgary in the province of Alberta make oath and say:

         1. That I was personally present and did see Roderick J. MacKenzie named in the annexed Management Agreement, who is personally known to me to be the person named therein, duly sign and execute the same for the purpose named therein.

         2. That the said Management Agreement was executed at the City of Calgary, in the Province of Alberta, and that I am the subscribing witness thereto.

         3. That I know the said Roderick J. MacKenzie and he is in my belief of the full age of 18 years.



         SWORN before me at the City of Calgary, in the Province of Alberta, this 11th day of December, 1998



                                               /s/ Wes Brower
                                       ----------------------------------------
                                       A Commissioner for Oaths in and for the
                                       Province of Alberta

                                       Wes Brower  Apr. 11, 2000
                                       Commissioner for Oaths